SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 22, 2007

MURRAY UNITED DEVELOPMENT CORP.
(Exact name or registrant as specified in its charter)

Delaware	33-19048-NY	22-2856171
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

633 W. 5th Street, 26th Floor
Los Angeles, CA 90071
(Address of Principal Executive Offices, Including Zip Code)

(213) 223-2339
(Registrant's Telephone Number, Including Area Code)

P.O. Box 669,
Huntington, New York 11743
(Former Address, Provided on Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of Stock Purchase Agreement

Murray United Development Corp. (“MRAY”) announced on May 29, 2007 that a closing has taken place with respect to the purchase of American Metal Technology Group, a Nevada corporation (“AMTG”), pursuant to a Stock Purchase Agreement dated as of November 6, 2006 (the “Agreement”), as first disclosed in an 8-K filing on January 10, 2007. Pursuant to the terms of the Agreement, MRAY issued 1,213,295,563 shares to the stockholders and consultants of AMTG (1,122,277,362 shares to AMTG’s former shareholders and 70,907,300 shares to AMTG’s consultants). These shares represent more than eighty five (85%) of the MRAY’s issued and outstanding shares of voting capital stock on a fully diluted basis, and therefore the former shareholders of AMTG and its consultants effectively have control of MRAY. AMTG is now a wholly owned subsidiary of MRAY.

To accomplish the foregoing, MRAY first increased its authorized shares of common stock to 1,500,000,000 and 100,000,000 shares of preferred stock. Second, MRAY transferred its assets and all liabilities associated with said assets to Anthony Campo, its largest stockholder, Executive Vice President, Secretary Treasurer, Chief Financial Officer and one of its directors, in partial consideration for Mr. Campo canceling debt owed to him by MRAY. Third, MRAY cancelled all outstanding consulting agreements.

Reflecting the change of ownership, MRAY has filed a Certificate of Amendment to its Certificate of Incorporation to change its name to American Metal & Technology, Inc., to be effective June 1, 2007.

DESCRIPTION OF OUR BUSINESS

Forward Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results and events could differ materially from those projected, anticipated, or implicit, in the forward-looking statements as a result of the risk factors set forth below and elsewhere in this report. With the exception of historical matters, the matters discussed herein are forward looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, the date of introduction or completion of our products, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements.

History and Development (Organization within Last 5 Years)

American Metal Technology Group ("AMTG", "We", "Us", "Our" or the "Company") was incorporated on January 13, 2004 under the laws of the state of Nevada. On May 22, 2007, AMTG became a wholly owned subsidiary of Murray United Development Corp. (“MRAY”), and MRAY’s primary asset. AMTG was initially formed for the purpose of acquiring a Chinese company and providing the acquired company with knowledge and access to the U.S markets for its products. On June 1, 2004, the Company entered into an Equity Purchase Agreement with Beijing Sande Technology Group ("BST") to acquire 80% ownership of Beijing Tong Yuan Heng Feng Technology Co., Ltd. ("BJTY"), for 7,200,000 shares of AMTG. On August 2, 2004, the Company incorporated a wholly owned subsidiary, American Metal Technology (Lang Fang) Co., Ltd., ("AMLF") in Lang Fang, Hebei, China, for the purpose of expanding its production capacity and acquiring the remaining 20% ownership of BJTY. On August 8, 2004, the Company via its wholly owned subsidiary AMLF entered into an Equity Purchase Agreement with Beijing Sande Shang Mao Co., Ltd. ("BSS") to acquire the remaining 20% ownership of BJTY for 1,800,000 shares of AMTG. On November 1, 2005, AMFL transferred its title of ownership of 20% BJTY back to AMTG. On November 10, 2005, Mr. Wen Ge Ren, a natural citizen of People’s Republic of China acquired 5% ownership in BJTY from AMTG for a consideration of $240,000. On March 20, 2006, the Company conducted a Reg S Private Placement Offering for $200,000 at $1 per share of common stock and closed the offering in the same month after raising $120,000.

Electronic Circuit Board
In 2006, AMTG expanded its business to the high profit margin industry of design and manufacturing of electronic circuit board for home appliances and motion controllers. With our newly built manufacturing facility under AMLF, the Company was able to realize a net profit in its first quarter of operation by providing controller solutions to NEC customers in China. In the first year, the Company focused on the washing machine market in China, an estimated $315 million market. Currently, the Company has been working closely with top brand home appliances and washing machine manufacturers in China, such as Haier, Little Duck, Little Swan, etc.

Our principal executive office is located at 633 W. 5th Street, 26th Floor, Los Angeles, CA 90071. We currently maintain a web site at http://www.amtg-usa.com.

Our Business
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Murray United Development Corp., through its wholly owned subsidiary American Metal Technology Group, a Nevada corporation, and through AMTG’s subsidiaries, Beijing Tong Yuan Heng Feng Technology Co., Ltd. ("BJTY") and American Metal Technology (Lang Fang) Co., Ltd., ("AMLF"), primarily specializes in precision casting, machining, mold design and manufacturing in the People's Republic of China ("China"). We manufacture investment casting and machined products, including valves, pipe fittings, regulators, dispensers, machinery spare parts, marine hardware, water treatment parts, automotive and airplane accessories, and other equipment parts based upon blueprints supplied to us by our customers. We use a wide range of ferrous and non-ferrous materials such as stainless steel, carbon steel, low alloy steel and aluminum. Our factory is certified with ISO9001 and ISO14001 standards.

Beijing Tong Yuan Heng Feng Technology Co., Ltd. ("BJTY") was incorporated on December 11, 2001 with its principal place of business in Beijing, China. Since its organization, BJTY has been a manufacturer of precision metal parts for original equipment manufacturers ("OEMs").

American Metal Technology (Lang Fang) Co., Ltd., ("AMLF") was incorporated as a wholly owned subsidiary by AMTG on August 2, 2004 in Lang Fang city, Hebei, China. AMLF was formed to expand the production and operation of BJTY. Following the incorporation, AMLF had purchased the rights to use a total area of 30,291.3 square meters (approximately 326,053 square foot) of land from the Chinese government. The land is located at east side of Meison street and north of Lang Fang development zone garden in Lang Fang, Hebei, China. The term of the land-use-rights is fifty (50) years from September 1, 2004 to September 1, 2054. The land is semi-developed in terms of readied access to supplies of water, electricity, heat, natural gas and internet connections. AMLF has completed its construction of a two story manufacturing plant with a total occupational space of 5,000 square meters (53,819 square foot) and a monthly output capacity of 1,000,000 parts.

We own and operate 40 LGMazak CNC lathes, 2 machining centers with 4 axis, CNC milling machine, laser sculptor, in-center grinding, with 2D Video Measurement, ultrasonic cleaning line and other high technology functions. CNC Lathes are manufactured by Yamazaki Mazak Corporation (Japan), a machine tool maker in Japan, which is a global manufacturer of CNC machine tools with operations in Japan, the US, England, and Singapore. We are able to manufacture parts between 0.003 - 35 kg in weight, +/- 1∘ of normal angle tolerance up to +/-0.5∘ of special angle tolerance and Ra1.6 - Ra 3.2∘ in surface roughness.

We have a dedicated management team with over fifty years of combined experience in the casting and metal fabrication industries. There are twenty (20) trained and skilled engineers among our one hundred and eighty (180) full time employees.

We manufacture our products through a process called "Investment Casting Process", also called the "lost wax process" and through a process called "CNC Machining Process".

Overview of our Investment Casting Process

Investment casting, often called lost wax casting, is regarded as a precision casting process to fabricate near-net-shaped metal parts that could readily be put into their final form. The investment process can be performed from a variety of metal alloys such as stainless steels, carbon alloy steels, tool alloys, monel alloys, hastelly c alloys, nickel base alloys, cobalt base alloys, aluminum alloys and brass alloys. Although its history lies to a great extent in the production of art items such as statues, jewelry and etc., the most common use of investment casting in more recent history has been the production of components requiring complex, often thin-wall castings. Our investment casting process begins with the injection of high temperature melted wax into a ceramic shell mold to form a pattern. The formed pattern is based on customer's technical drawing and is within the same basic geometrical shape and dimension as the finished metal cast part. Because the pattern is made of wax, it can be melted away very easily. Once a wax pattern is produced, we then dip the pattern in a mixture of ceramic slurry. This would result in the pattern covered with sand stucco. We then allow it to dry. The dipping and stuccoing process is repeated until a shell of 6 to 8 mm (1/4 to 3/8 in) is formed.

Once the ceramic has dried, we would place the entire assembly in a steam autoclave to remove most of the wax. A steam autoclave is a piece of equipment that can produce pressurized high temperature steam in a closed chamber for melting wax. After autoclaving, the remaining amount of wax that soaked into the ceramic shell is burned out in a furnace. At this point, all of the residual wax pattern and material is removed, and the ceramic mold remains. Next, we would preheat the mold to a specific temperature and fill it with molten metal, creating the metal casting. Then, we will allow the metal casting to cool down. Once the metal casting has cooled and set, we'll remove the mold shell from the casting. At this point, the investment metal casting process is completed. The last step is to conduct qualification check and other tests, such as leakage inspections according to customer specification. Depending on the specific design requirements, we may need to perform CNC machining to bring the castings to their precise final form.

Overview of our CNC Machining Process

CNC stands for computer numerical control. CNC Machining is the process by which material is removed from a work-piece with Computer Numerical Control ("CNC") equipment that cuts away unwanted material. The CNC machining process is a versatile system that allows us to control the motion of tools and parts through computer programs that use numeric data. Machining is possible on virtually any material. Parts are machined directly from your 3D CAD models. 3D CAD (computer-aided design) refers to the use of computer systems to design detailed three-dimensional models of physical objects, such as mechanical parts, buildings, and molecules.

The CNC machines in our facilities include machining centers (mills) and turning centers (lathes). CNC machining center is a numerically controlled computer mill that cuts metal with a multiple-tooth cutting tool called a milling cutter. The work-piece is fastened to the milling machine table and is fed against the revolving milling cutter. The work-piece can be fed to the milling cutter either horizontally or vertically. The milling cutters can have cutting teeth on the edge or sides or both. The cutting teeth can be straight or spiral. CNC turning center is a computer numerically controlled lathe with the capability to hold a number of cutting tools. The CNC turning center is designed to remove metal by moving cutting tools against a rotating work-piece. The work-piece is rotated around its axis and a cutting tool is fed parallel to the axis to create a cylinder or at right angles to the axis to create a face. The rotating work-piece can be either parallel or vertical to the floor.

Industry

Everyday tasks such as dialing on the telephone, turning on a light, starting an automobile, or using a computer would not be possible without metal casting components. Telephone equipment parts, the steel plate in light switches, automobile starters and many other automobile parts, metal hinges on desktop computers, or door handles, knots and taps, dispensers and regulators etc., are all made by using the investment casting process. The metal casting industry has been integral to the U.S. economic growth and has helped the U.S. to become the world benchmark in fields such as manufacturing, science, medicine, and aerospace. Nearly all manufactured goods and capital equipments contain one or more of the cast components or rely on casting components for their manufacture. The metal casting industry produces both simple and complex components of unlimited variety, whether they are produced once as a prototype or thousands of times for use in a manufactured product. In addition to producing components of larger products, foundries may also do machining, assembling, and coating of the castings. Major end-use applications for castings include automobiles and trucks, farm and construction equipment, railroads, pipes and fittings, valves, and engines.

The basic metals casting process consists of pouring or injecting molten metal into a mold or a die containing a cavity of the desired shape. The most commonly used method for small and medium-sized castings is green sand molding, accounting for approximately 60 percent of castings produced. Other methods, accounting for approximately 40 percent, include die casting, shell molding, permanent molding, investment casting, lost foam casting, and squeeze casting. Markets for metal castings are increasingly competitive and casting customers are placing greater emphasis on high-quality, competitively priced castings. Casting process must continually evolve and improve to remain completive in today's market place.

Markets for metal castings are increasingly competitive and casting customers are placing greater emphasis on high-quality, competitively priced castings. There is increasing demand for lighter-weight, high-strength ferrous and nonferrous cast metal components and castings that meet demanding design specifications. Casting processes must continually evolve and improve to remain competitive in today's marketplace.

Management believes there is significant room for expansion for AMTG and our subsidiaries in the metal casting and metal fabrication industry worldwide. We are in a multi-billion dollar metal casting industry. At least ninety percent of all manufactured goods contain one or more cast metal components. Metal castings components are integral in the U.S. transportation, energy, aerospace, manufacturing, and national defense.

Our Strategies
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We are committed to the development of new manufacturing techniques, and to bring new and technological advanced metal fabricated products to the global market. Management believes that our future growth and profitability depend on our ability to maintain product quality, control production costs, increase production capacity, improve our marketing and distribution channels, increase product offerings, and to effectively react to market changes.

Capitalize on our cost structure and logistical advantages:
Our business objectives are to maintain current growth rate while expanding customer base both domestically and to the international market. When introducing our products and services to the international market, we hope to take advantage of the low overhead costs and inexpensive labor available in China based upon the location of our principal manufacturing facility in Beijing, and our future facilities in Hebei, China. In the event we are successful in attracting foreign customers, the close proximity of the factory complex to the Tianjin sea port, one of the main seaports in China, should provide us convenient transportation of our products to those foreign customers. There are, however, limitations in having all our manufacturing facility in China. There would be additional shipping, handling, and possible tariff costs associated with potential overseas customers. This may make finding international clients difficult as it would increase their overall costs.

Change our product line in response to market demand:
Our strategy is to respond to changes in market conditions by changing product lines respectively. Management believes the demand market is changing rapidly. In order for us to capture the most profitable products in the future, we plan to setup a professional market intelligence team to monitor and respond to market changes and reported to the management on a timely basis.

Maintain high product quality:
Management believes that identifying each customer's needs and efficiently addressing its needs are vital to maintaining a competitive advantage to the success of the business. Management believes that our commitment to services levels and attention to detail and quality has the effect of providing customers with a sense of confidence and security that their product requirements will be met and their products will be delivered on time. The factory complex in Beijing, China, at which we conducted all of our manufacturing operations, was designed paying particular attention to factory layout, cleanliness, incoming material control, in-process quality control, finished goods quality control and final quality examination.

Competition
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The metal casting industry is highly competitive in China. According to the Perspective of China's Foundry Industry report of 1998, there were approximately 24,000 metal foundries and metal casting manufacturers in China, differing widely either in technology level or in production scale.

In 2003, there were approximately 12,000 metal foundries and metal casting manufacturers in China. We also compete with many international companies. There are an estimated 2,950 metal casting companies in the United States as of year 2002. An example of one of our Chinese competitors is Beijing Hithertop Precision Casting Co., Ltd. ("Hithertop"), with $14.5 million in sales,. Hithertop is a privately owned high-tech export-oriented metal casting manufacturer. It occupies a total plant area of 53,000m2. Hithertop is located in South-east suburb of Beijing, 35km southeast off the Beijing International Airport and 75km northwest of Tianjin International Seaport. Other than competing on the same geographical area in the city of Beijing, Hitherop is competing with our metal casting parts in the Food and Beverage industry as well as metal casting components in other industries.

An example of one of our foreign competitors is Timken Company ("Timken") a U.S based Corporation, which is a leading global manufacturer of engineered metal parts and a provider of related products and services with operations in 27 countries. The company reported record sales of $4.5 billion in 2004 and employed approximately 26,000 at year-end. Timken has been competing with us in China through its subsidiaries in Yantai and Wuxi, China. According to Timken's 2003 annual report, it is building up another plant in Suzhou, China. As a result, our competitive advantage on low labor cost structure in China over foreign competitors may be significantly diminished by Timken's presence in Yantai, Wuxi and Suzhou. Timken also have far greater financial and other resources available to them and possess extensive manufacturing, distribution and marketing capabilities far greater than those we possess. A majority of the customer orders we receive so far are for dispenser, regulators and similar food and beverage equipment parts.

We also compete with other beverage equipment dispensing companies around the Globe. An example of one of our foreign competitors is Lancer Corporation, which designs, engineers, manufactures and markets fountain soft drink, beer and citrus beverage dispensing systems, and other equipment for use in the foodservice and beverage industry. Lancer is a vertically integrated manufacturer, employing approximately 1,500 associates in the United States, Mexico, Australia, New Zealand, and Far East, Western Europe and Russia. Lancer competes its products in China via Lancer Hong Kong, and its authorized distributors in Shanghai, China. The Company reported a sales of $124.2 million in fiscal year 2004 and a net income of $10.1 million. Some of Lancer's production lines are similar to products we have been manufacturing for our customers. Lancer offer more variety in its production line and have far greater financial and other resource, such as marketing and distribution, available to them.

An example of one of our local competitor is Rising Instrument Co., Ltd, which specializes in designing, researching, processing, manufacturing and selling all kinds of pressure gauge, thermometer etc. Rising Instrument is located in Ningbo, China. Their products include gas regulators and other equipment parts that are used to control liquid pressure in dispensing systems. Rising is in the same geographically and economic environment as we do and also enjoys the same low labor cost. Rising competes with us in terms of gas regulators and offers more variety than we do.

Environmental Matters

China adopted its Environmental Protection Law in 1989, and the State Council and the State Environmental Protection Agency promulgate regulations as required from time to time. The Environmental Protection Law addresses issues relating to environmental quality, waste disposal and emissions, including air, water and noise emissions. Environmental regulations have not had a material impact on our results of operations. Our current production does not produce waste that requires to be delivered to a waste disposal site approved by the local government. We have not incurred any related cost. However, we expect that environmental standards and their enforcement in China will, as in many other countries, become more stringent over time, especially as technical advances make achievement of higher standards more feasible. We believe we are in compliance of this regulation and are not subject to enforcement of these rules.

Risk Factors

RISK FACTORS RELATED TO OUR BUSINESS

Our business and operations involve numerous risks, some of which are beyond our control that may affect future results and the market price of our common shares. In any such case, the market price of our common shares could decline, and you may lose all or part of your investment. The following discussion highlights all material risks known to us.

We have a limited operating history, which may make it difficult to evaluate our business, and our limited resources may affect our ability to manage the growth we expect to achieve.

Our growth to date has placed, and our anticipated further expansion of our operations will continue to place, a significant strain on our management, systems and resources. In addition to training and managing our workforce, we will need to continue to develop and improve our manufacturing process and our product lines. There can be no assurance that we will be able to efficiently or effectively manage the growth of our operations, and any failure to do so may limit our future growth. Furthermore, should we be unable to maintain and manage our growth, we may be unable to generate sufficient revenues to payback the existing loans we currently hold. A failure to payback these loans could result in collection proceeding against us and we may no longer be able to continue operations.

We currently rely upon few suppliers for our raw materials which exposes us to a potential financial risk.

Historically, we have relied on few suppliers for raw materials. Should we subsequently lose any of these suppliers, we will be forced to seek other suppliers for raw materials. Should we fail to locate suppliers of the raw materials that are willing to sell at the same or similar price, we may be forced to purchase these materials at a higher price. Should this occur, our profit margin may be lower than expected on our existing contracts. Furthermore, we may not be able to obtain additional contracts because our offered prices may not be competitive. Should the price of the raw materials rise too high, we may be unable to continue operations.

We have no written agreement or contract for future production which places us at financial risk.

Our sales transactions to our customers are based on purchase orders periodically received by us. Except for these purchase orders, we have no written agreements with our customers for future orders of production or for future sales. Furthermore, the percentage of sales to any of our customers may fluctuate from time to time. Should we fail to maintain the level of production orders from our current customers, or fail to obtain new customers, our revenues will substantially decrease and we may not be able to continue operations.

A substantial portion of our sales are on credit which exposes us to financial risk if a customer is unable to honor its credit.

Our current customers, as well as potential future customers, have and will place orders with us based on credit. Should one or both of our customers be unable honor its credit obligations and pay for our products or services, our revenues will substantially decrease and we may not be able to continue operations.

We compete against a number of companies which are in a better position to offer products in higher volume and at a lower price.

We compete against numerous metal fabrication manufacturers, many of which have financial and technical resources, name recognition, market access, commercial and governmental connections, and research and development capabilities that far exceed ours. Due to intense price competition, we may have to reduce our prices, thereby adversely affecting our operating margins in our metal fabrication operations. This will lead to lower sales, lower gross margins, and lower net profits. During the past few years, except for an insignificant amount of subcontracting income, we have refused all metal fabrication contracts from potential new clients due to pricing pressures and limitation of production facilities, which has affected our net sales.

Our directors and officers will have substantial influence over our operations and control substantially all business matters.

Our officers are also directors, and are the only persons responsible for conducting our day-to-day operations. We will not benefit from the multiple judgments that a greater number of directors or officers may provide, and we rely completely upon the judgment of such people in making business decisions, with the assistance of our one independent director on matters which require the judgment of the Board of Directors. Chen Gao and Xin Yin Yuan shall serve as the management. Li Wei Gao shall serve only as a director, and shall not have any involvement in the day-to-day operations.

We may be subject to additional risks associated with doing business in foreign countries.

In the future, we may distribute products in foreign countries, and would then face significant additional business risks associated with doing business in those countries. In addition to the language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers which may make it difficult to evaluate business decisions or transactions, ongoing business risks result from the international political situation, uncertain legal systems and applications of law, prejudice against foreigners, corrupt practices, uncertain economic policies and potential political and economic instability which may be exacerbated in various foreign countries. There can be no assurance that we would be able to enforce business contracts or protect our intellectual property rights in foreign countries.

In doing business in foreign countries we may also be subject to such risks, including, but not limited to, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, expropriation, corporate and personal liability for violations of local laws, possible difficulties in collecting accounts receivable, increased costs of doing business in countries with limited infrastructure, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. We also may face competition from local companies which have longer operating histories, greater name recognition, and broader customer relationships and industry alliances in their local markets, and it may be difficult to operate profitably in some markets as a result of such competition. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

Our success depends upon key members of our management, the loss of any one or more of whom could disrupt our business operations.

We depend to a large extent on the services of our executive officers. The loss of services of Chen Gao or Xin Yan Yuan could disrupt our operations.

RISK FACTORS RELATED TO THE PEOPLE'S REPUBLIC OF CHINA ("PRC")

Substantially all of our assets are located in China and substantially all of our revenues are derived from our operations in China. Accordingly, our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

The PRC's legal system and application of laws are uncertain which may impact our ability to enforce our agreements and may expose us to lawsuits.

We conduct most of our business in China, which utilizes a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involves uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits, such as requisite business licenses. In addition, all of our executive officers and directors are residents of China and not of the U.S. and substantially all of these persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons.

Our business will be affected if we lose our land use rights.

There is no private ownership of land in China and all land ownership is held by the government of the PRC, its agencies and collectives. Land use rights can be obtained from the government for a period up to 70 years, and are typically renewable. Land use rights can be transferred upon approval by the land administrative authorities of the PRC (State Land Administration Bureau) upon payment of the required land transfer fee. We have received the necessary land use right certificate for our primary operating facilities, but we can give no assurance that our land use rights will be renewed on terms favorable to us or renewed at all.

We may be unable to fully comply with local and regional laws which may expose us to financial risk.

As is the case with all businesses operating in China, we are often required to comply with informal laws and trade practices imposed by local and regional government administrators. Local taxes and other charges are levied depending on the local needs for tax revenues and may not be predictable or evenly applied. These local and regional taxes/charges and governmentally imposed business practices often affect our cost of doing business and require us to constantly modify our business methods to both comply with these local rules and to lessen the financial impact and operational interference of such policies. In addition, it is often extremely burdensome for businesses to comply with some of the local and regional laws and regulations. At the moment, we believe we are in compliance with applicable local and regional laws, but there is no assurance that we will maintain compliance. Our failure to maintain compliance with the local laws may result in hefty fines and fees which may substantially impact our cash flow, cause substantial decrease in our revenues and may affect our ability to continue operation.

Various administrative agencies have informal rule enforcement that we may not be able to comply with.

While we have, to date, been able to operate within changing administratively imposed business practices and have otherwise been able to comply with the informal enforcement rules of the various administrative agencies, no assurance can be given that we will continue to be able to do so in the future. Should the local or regional governments or administrators impose new practices or levies that we cannot effectively respond to, or should the administrators suddenly commence enforcing those rules that they have not previously enforced, our operations and financial condition could be materially and adversely impacted. Our ability to appeal many of the local and regionally imposed law and regulations is limited, and we may not be able to seek adequate redress for laws that materially damage our business and affect our ability to continue operation.

The Chinese judiciary is relatively inexperienced in enforcing the laws that exist which may expose us to costly litigation and uncertain outcomes.

Should we be exposed to litigation in the PRC, we may not be able to properly evaluate the possible outcomes. This may expose us to costly litigation. Furthermore, we may be exposed to potential inequitable judicial results. Either of these scenarios may result in failure to continue operation.

Currency fluctuations, while not presently ascertainable, may adversely affect our earnings.

Should we locate any customer in the United States, as we intend to do, we will be subject to risks in currency fluctuations since all our products are manufactured in China. Fluctuations in exchange rates, primarily those involving the U.S. dollar, may affect our costs and operating margins which in turn, could affect our revenues. In addition, these fluctuations could result in exchange losses and increased costs.

Current vulnerability due to certain concentrations

BJTY and AMLF’s operations are all carried out in China. Accordingly, AMTG’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in China, and by the general state of the China’s economy.

AMTG’s operations in China are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

We may experience significant fluctuations in our operating results.

AMTG revenues and operating results may fluctuate due to a combination of factors, including, but not limited to, the extent that our technologies have gained acceptance and market share in their relevant markets, the cost involved in research and development of the products developed utilizing our technologies, and variations in the abundance and accessibility of raw materials. Consequently, it is highly uncertain what AMTG’s operating results will be in the near future. Revenues and operating results may also fluctuate based upon the number and extent of potential financing activities. Thus, there can be no assurance that MRAY or AMTG will be able to reach profitability on a quarterly or annual basis.

RISK FACTORS RELATED TO OUR SHARES OF COMMON STOCK

We may be subject to the Securities and Exchange Commission's "penny stock" rules if our Common Stock sells below $5.00 per share.

If, the trading price of our Common Stock remains below $5.00 per share, trading in our securities may be subject to the requirements of the Securities and Exchange Commission's rules with respect to securities trading below $5.00, which are referred to as "penny stocks". These rules require the delivery prior to any transaction of a disclosure schedule explaining the penny stock market and all associated risks and impose various sales practice requirements on broker-dealers who sell "penny stocks" to persons other than established customers and accredited investors, which are generally defined as institutions or an investor individually or with their spouse, who has a net worth exceeding $1,000,000 or annual income, individually exceeding $200,000 or, with their spouse, exceeding $300,000. For these types of transactions the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our Common Stock, which could severely limit its market price and liquidity.

Our Directors have the right to authorize the issuance of Preferred Stock.

Our directors, without further action by our shareholders, have the authority to issue shares of Preferred Stock from time to time in one or more series, and to fix the number of shares, the relative rights, conversion rights, voting rights, terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of Preferred Stock could adversely affect the rights of holders of Common Stock and the value of such Common Stock.

Item 4.01 - Change in Registrant’s Certifying Accountant.

On May 23, 2007, MRAY, pursuant to the approval of the Board of Directors of the Registrant approved the engagement of Kabani & Company, Inc. as its certifying accountants. The Registrant dismissed Blanchfield, Kober and Company CPA’s, P.C. ("Blanchfield"), which has been MRAY’s certifying accountant since 2004.

MRAY did not have any disagreements with Blanchfield on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure for MRAY’s fiscal years ended July 31, 2005, or July 31, 2006 and the interim period through March 26, 2007. Blanchfield’s report in the Company's financial statement for the fiscal year ended July 31, 2005, or July 31, 2006 did not contained an adverse opinion or a disclaimer of opinion, and no such report was qualified or modified as to audit scope or accounting principles, except that such report did contain an uncertainty paragraph in which Blanchfield expressed substantial doubt about the MRAY’s ability to continue as a going concern.

None of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K occurred within the MRAY’s two most recent fiscal years ended July 31, 2005, and July 31, 2006 and the subsequent interim periods to the date hereof.

MRAY delivered a copy of this Report on Form 8-K to Blanchfield on May 24, 2007 and requested that a letter addressed to the Securities and Exchange Commission be provided stating whether or not it agrees with the statements made by the Registrant in response to this Item and, if not, stating the respects in which it does not agree. A copy of the response letter of Blanchfield is attached hereto as Exhibit 16.1.

Item 5.01. Changes in Control of Registrant

See Item 2.01

Item 5.02 Departure of Directors and Certain Officers

On May 22, 2007, the MRAY’s Board of Directors accepted the resignation of Dwight Foster as Chief Executive Officer and Anthony Campo as Executive Vice President, Secretary Treasurer, Chief Financial Officer, effective May 22, 2007. In addition, MRAY accepted the resignations from the Board of Directors of Mr. Foster, Mr. Campo, and Mr. Carmine Vano. The resignation came pursuant to the terms provided in the Agreement to reflect the change in ownership.

MRAY’s Board of Directors was simultaneously filed by the Board of Directors of AMTG, which consisted Messrs. Chen Gao, Xin Yan Yuan and Li Wei Gao. The Board subsequently appointed Chen Gao as President and CEO, and Xin Yan Yuan as Secretary.

Chen Gao, age 52, has served as president, treasurer and director of American Metal Technology Group from Jan 28, 2004 to December 31, 2005; served as Chairman and director of Beijing Tong Yuan Heng Feng Technology Co., Ltd. from Jan 2002 to present,served as Chairman and director of American Technology (Lang Fang) Co., Ltd. from August 2004 to present; served as Chairman and President of Beijing Mai Ke Luo Machinery Co., Ltd. from May 1994 to present. Beijing Mai Ke Luo Machinery Co., Ltd. is a beverage equipment manufacturer in China; served as Chairman of Beijing Sande Technology (Holding) Co., Ltd, a beverage equipment and parts manufacturer from Jan 1993 to present. Mr. Gao was the accounting manager for Beijing Beichen Group Wuzhou Hotel, a hotel management company, from Sep 1987 to Dec 1992.

Xin Yan Yuan, age 50, has served as director of American Metal Technology Group since October 2004; served as Vice Chairman and director of Beijing Tong Yuan Heng Feng Technology Co., Ltd. from Jan 2002 to present, served as director of American Metal Technology (Lang Fang) Co., Ltd. from August 2004 to present served as Director and Vice President of Beijing Mai Ke Luo Machinery Co., Ltd., a beverage equipment manufacturer in China from May 1994 to present, and has served as President of Beijing Sande Technology (Holding) Co., Ltd, a beverage equipment and parts maufacturer from Jan 1993 to present.

Li Wei Gao, age 54, has served as president and director of American Metal Technology Group since January 1, 2006 to present; served as president of Haille Trade Gmbh from January 2002 to present.

Item 5.03 Amendments to Certificate of Incorporation

On May 2, 2007, MRAY filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) which provided for an increase in the number of authorized shares. Pursuant to the amendment, MRAY is authorized to issue 1,500,000,000 shares of common stock, and 100,000,000 shares of preferred stock. The Amendment was filed so as to comply with the terms of the Agreement.

On May 24, 2007, MRAY filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Incorporation to change its name from Murray United Development Corp. to American Metal & Technology, Inc, to be effective as of June 1, 2007. This amendment better reflects the purpose of the company and the change of ownership as provided in Item 2.01.

Item 9.01 Financial Statements and Exhibits
 INDEX TO FINANCIAL STATEMENTS

PRO FORMA	Page

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS AS OF JANUARY 31, 2007	F-1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS FOR THE SIX MONTH ENDED JANUARY 31, 2007	F-2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS FOR THE YEAR ENDED JULY 31, 2006	F-3

The accompanying condensed consolidated pro forma financial statements illustrate the effect of the stock purchase agreement between Murray United Development Corporation and American Metal Technology Group and Subsidiaries, on the Company's financial position and results of operations. The pro forma condensed consolidated balance sheets as of January 31, 2007 are based on the historical unaudited balance sheets of Murray United Development Corporation as of January 31, 2007 and audited balance sheet of American Metal Technology Group and Subsidiaries as of December 31, 2006. The pro forma condensed consolidated balance sheet assumes the acquisition took place on August 1, 2006.

The pro forma condensed consolidated income statements for the six month period ended January 31, 2007 are based on the historical unaudited income statement for the six month period ended January 31, 2007 of Murray United Development Corporation and the historic unaudited income statement for the six month period ended December 31, 2006 of American Metal Technology Group and Subsidiaries. It assumes the acquisition took place on August 1, 2006.

The pro forma condensed consolidated income statements for the year ended July 31, 2006 are based on the historical audited income statement of Murray United Development Corporation for the year ended July 31, 2006, and the historical unaudited income statement of American Metal Technology Group and Subsidiaries for the year ended June 30, 2006. The pro forma condensed consolidated income statements assume the acquisition took place on August 1, 2005. The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition and there can be no assurance that the foregoing results will be obtained. In particular, the pro form condensed consolidated financial statements are based on management's current estimates of the merge agreement. The actual may differ.

The accompanying pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of Murray United Development Corporation and American Metal Technology Group and Subsidiaries.

MURRAY UNITED DEVELOPMENT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JANUARY 31, 2007

Assets	Murray United Development Corporation	American Metal Technology group and Subsidiaries
	JANUARY 31, 2007	DECEMBER 31, 2006	Pro Forma Adjustments		Adjusted Pro Forma Amounts

Current Assets
Cash and cash equivalents	$34	$787,444	$(34)	2)	$787,444
Accounts receivable	-	908,694			908,694
Notes receivable	-	155,597			155,597
Other receivables	-	9,068			9,068
Advances to suppliers	-	649,394			649,394
Loans receivable	2,000	-	(2,000)	2)	-
Inventories	-	478,064			478,064
					-

Total Current Assets	2,034	2,988,261			2,988,261

Property, Plant And Equipment - Net	-	3,052,607			3,052,607

Intangible Assets	-	693,801			693,801

Total Assets	$2,034	$6,734,669			$6,734,669

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued expenses	$72,724	$281,314	(72,724)	2)	$281,314
Notes payable-other stockholder	882,978	-	(882,978)	2)	-
Due to related parties	-	571,405			571,405
Unearned revenue	-	2,333			2,333
Accrued interest payable	133,986	-	(133,986)	2)	-
Accrued compensation	148,128	-	(148,128)	2)	-

Total Current Liabilities	1,237,816	855,052			855,052

Minority Interest	-	342,390			342,390

Total Liabilities	1,237,816	1,197,442			1,197,442

Stockholders' Equity
Common stock, $0.001 par value, 1,500,000,000 shares authorized
authorized, 1,396,547,997 shares issued and outstanding			1,396,548	1)	1,396,548
Common stock, $0.001 par value, 20,000,000 shares authorized
authorized, 10,120,000 shares issued and outstanding	17,326	10,120	(27,446)	1)	-

Additional paid in capital	3,232,521	1,754,594	(4,618,949)	1)	368,166
					-
					-
Other comprehensive income	-	264,014			264,014
Retained earnings (deficits)	(4,485,629)	3,508,499	4,485,629	1)	3,508,499

Total Stockholders' Equity	(1,235,782)	5,537,227			5,537,227

Total Liabilities and Stockholders' Equity	$2,034	$6,734,669			$6,734,669

1) Stock issued and recapitalization of compnay due to stock purchase agreement.
2) Assets and Liabilities of Murray United Development Corporation transferred to ex-shareholder in exchange for issuance of new shares to ex-shareholder.

MURRAY UNITED DEVELOPMENT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS
FOR THE SIX MONTH ENDED JANUARY 31, 2007

	Murray United Development Corporation	American Metal Technology group and Subsidiaries
	JANUARY 31, 2007	DECEMBER 31, 2006	Pro Forma Adjustments	Adjusted Pro Forma Amounts
Net revenue	$-	$1,129,230		$1,129,230

General, selling and administrative expenses	95,362	296,854		392,216

Operating income ( loss )	(95,362)	832,376		737,014

Non operating income ( expense )

Interest income	-	-		-
Other expense	-	-		-
Interest expense	-	-		-

Total non operating income ( expenses )	-	-		-

Net income ( loss )	$(95,362)	$832,376		$737,014

Net income per share:
Basic				$0.001

Weighted average number of shares outstanding:
Basic				1,396,547,997

Net income per share:
Basic & diluted				$0.001

Weighted average number of shares outstanding:
Basic & diluted				1,417,945,997

MURRAY UNITED DEVELOPMENT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS
FOR THE YEAR ENDED JULY 31, 2006

	Murray United Development Corporation	American Metal Technology group and Subsidiaries
	JULY 31, 2006	JUNE 30, 2006	Pro Forma Adjustments	Adjusted Pro Forma Amounts
Net revenue	$-	$1,931,336		$1,931,336

General, selling and administrative expenses	94,081	401,329		495,410

Operating income ( loss )	(94,081)	1,530,007		1,435,926

Non operating income ( expense )

Debt forgiveness	632,500	-		632,500
Other expense	-	-		-
Interest expense	(100,684)	-		(100,684)

Total non operating income ( expenses )	531,816	-		531,816

Net income ( loss )	$437,735	$1,530,007		$1,967,742

Net income per share:
Basic				$0.001

Weighted average number of shares outstanding:
Basic				1,396,547,997

Net income per share:
Basic & diluted				$0.001

Weighted average number of shares outstanding:
Basic & diluted				1,417,945,997

AMERICAN METAL TECHNOLOGY GROUP AND SUBSIDIARIES

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2006 AND 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Board of Directors and Shareholders
American Metal Technology Group and Subsidiaries

We have audited the accompanying balance sheet of American Metal Technology Group and Subsidiaries as of December 31, 2006 and the related statements of income and other comprehensive income, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Metal Technology Group and Subsidiaries, as of December 31, 2006 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Kabani & Company, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
April 10, 2007

AMERICAN METAL TECHNOLOGY GROUP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2006

ASSETS

Current Assets:
Cash and cash equivalents	$787,444
Accounts receivable	908,694
Notes receivable	155,597
Other receivables	9,068
Advances to suppliers	649,394
Inventories	478,064
Total Current Assets	2,988,261

Property, Plant And Equipment - Net	3,052,607

Intangible Assets - Net	693,801

TOTAL ASSETS	$6,734,669

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$218,334
Other payable and accrued expenses	62,980
Due to related parties	571,405
Unearned revenue	2,333
Total Current Liabilities	855,052

Minority Interest	342,390

Shareholder's Equity:
Share capital, $0.001 par value, 20,000,000 shares authorized,
10,120,000 shares issued and outstanding	10,120
Additional paid in capital	1,754,594
Statutory reserve	532,560
Retained earnings	2,975,939
Accumulated other comprehensive income	264,014
Total Shareholders' Equity	5,537,227

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$6,734,669

AMERICAN METAL TECHNOLOGY GROUP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	DECEMBER 31,
	2006	2005

NET REVENUE	$7,945,871	$5,479,538

COST OF REVENUE	5,815,013	3,868,696

GROSS PROFIT	2,130,858	1,610,842

SELLING EXPENSES	23,972	1,186

GENERAL AND ADMINISTRATIVE EXPENSES	458,280	204,190

INCOME FROM OPERATIONS	1,648,606	1,405,466

OTHER INCOME	1,106	41,880

NET INCOME BEFORE MINORITY INTEREST	1,649,712	1,447,346

MINORITY INTEREST	83,177	5,521

NET INCOME	1,566,535	1,441,825

OTHER COMPREHENSIVE INCOME:
Foreign currency translation gain	162,844	101,170

COMPREHENSIVE INCOME	$1,729,379	$1,542,995

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	10,100,274	10,000,000

BASIC AND DILUTED NET EARNINGS PER SHARE	$0.16	$0.14

AMERICAN METAL TECHNOLOGY GROUP AND SUBSIDIARIES
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

						Accumulated
			Stockholders			Other	Total
	Number	Share	Paid In	Statutory	Retained	Comprehensive	Stockholders'
	Of Shares	Capital	Capital	Reserve	Earning	Income	Equity

BALANCE, DECEMBER 31, 2004	10,000,000	$10,000	$1,634,854	$76,617	$423,522	$-	$2,144,993

Net income for the year ended December 31, 2005	-	-	-	-	1,441,825	-	1,441,825

Transfer to statutory reserve	-	-	-	218,890	(218,890)	-	-

Cumulative translation adjustment	-	-	-	-	-	101,170	101,170

BALANCE, DECEMBER 31, 2005	10,000,000	10,000	1,634,854	295,507	1,646,457	101,170	3,687,988

Net income for the year ended December 31, 2006	-	-	-	-	1,566,535	-	1,566,535

Transfer to statutory reserve	-	-	-	237,053	(237,053)	-	-

Stock issued for cash	120,000	120	119,740	-	-	-	119,860

Cumulative translation adjustment	-	-	-	-	-	162,844	162,844

BALANCE, DECEMBER 31, 2006	10,120,000	$10,120	$1,754,594	$532,560	$2,975,939	$264,014	$5,537,227

AMERICAN METAL TECHNOLOGY GROUP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Cash flows from operating activities:
Net Income	$1,566,535	$1,441,825
Adjustments to reconcile net income to net cash provided
by operating activities:
Minority interest	83,177	5,521
Gain on disposal of investment		(40,649)
Depreciation and amortization	271,753	89,938
(Increase)/decrease in assets:
Accounts receivable	(654,066)	(229,086)
Other receivables	2,920,391	(159,215)
Inventory	52,495	(297,946)
Advance to suppliers	333,853	231,987
Prepaid expenses	227,447	(347,351)
Increase/(decrease) in liabilities:
Accounts payable	34,429	136,673
Other payable and accrued expenses	(3,437,116)	(80,383)
Unearned revenue	(744,808)	725,978

Net Cash Provided By Operating Activities	654,090	1,477,291

Cash flows from investing activities:
Cash received from disposal of investment	-	239,920
Purchase of equipment and leasehold improvements	(818,198)	(1,930,127)

Net Cash Used in Investing Activities	(818,198)	(1,690,207)

Cash flows from financing activities:
Cash received on stock issuance	119,860	-
Proceeds from loans	820,020	150,080

Net Cash Provided By Financing Activities	939,880	150,080

Net Increase (Decrease) in Cash and Cash Equivalents	775,772	(62,836)

Effects of Exchange Rate Change in Cash	(134,951)	(3,472)

Cash and Cash Equivalents-Beginning of Year	146,623	212,931

Cash and Cash Equivalents-End of Year	$787,444	$146,623

Supplement disclosure of cash flow information:
Income taxes paid	$-	$-
Interest expenses paid	$-	$-

AMERICAN METAL TECHNOLOGY GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and description of business

American Metal Technology Group, a Nevada corporation, ("AMTG", "We", "Us", "Our" or the "Company") via its subsidiaries, Beijing Tong Yuan Heng Feng Technology Co., Ltd. and American Metal Technology (Lang Fang) Co., Ltd., is majorly in the business of manufacturing and sales of high-precision investment casting and metal fabrication products in the People's Republic of China ("China"). The Company's production involves high-precision investment casting and machined products, including valves, pipe fittings, etc. The Company uses a wide range of ferrous and non-ferrous materials such as stainless steel, carbon steel, monel alloy, hastelloy alloy, and other various types of alloys. In 2006, AMTG via Beijing Tong Yuan Heng Feng Technology Co., Ltd., expanded its business to the design and manufacturing of electronic circuit boards and motion controllers for home appliances such as washing machines.

We were incorporated on January 13, 2004 under the laws of the state of Nevada. Our principal executive office is located at 633W. 5th Street, 26th Floor, Los Angeles, CA 90071. On June 1, 2004, the Company entered into an equity purchase agreement with Beijing Sande Technology (Holding) Co., Ltd. ("BST") to acquire 80% ownership of Beijing Tong Yuan Heng Feng Technology Co., Ltd. ("BJTY"). As a result, we issued 7,200 shares of our pre-split common stock to BST in exchange for 80% ownership of BJTY. On August 2, 2004, the Company incorporated American Metal Technology (Lang Fang) Co., Ltd. ("AMLF") in Hebei, China, for the purpose of expanding the production facility of BJTY. On August 8, 2004, the Company and AMLF together entered into an equity purchase agreement with Beijing Sande Shang Mao Co., Ltd. ("BSS") for the remaining 20% of BJTY. As a result, we issued 1,800 shares of our pre-split common stock to BSS and our subsidiary, AMLF, becomes the owner of 20% shareholder of BJTY. AMTG later acquired the 20% ownership of BJTY from AMLF and owns 100% of BJTY. On November 12, 2004, the Company effectuated a forward split of all the outstanding shares of common stock on a 1,000 for 1 basis. On November 2005, the Company sold 5% of BJTY to an unrelated party for $240,000. In 2006, AMTG raised $120,000 from an individual investor in a Reg S offering at $1 per share. The investor wired over $120,000. AMTG received net $119,860 and issued 120,000 shares.

2.	Summary of significant accounting policies

Principal of consolidation

The consolidated financial statements of American Metal Technology Group reflect the activities of the following subsidiaries:

Subsidiaries		Percentage Of Ownership
Beijing Tong Yuan Heng Feng (Technology) Co., Ltd.	P.R.C.	95%
American Metal Technology (Lang Fang) Co., Ltd.	P.R.C.	100%

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All significant inter-company transactions and accounts have been eliminated in the consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents. As of December 31, 2006, cash and cash equivalent amounted to $787,444.

Accounts receivable

The Company's policy is to maintain reserves for potential credit losses for accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of December 31, 2006, the Company had accounts receivable of $908,694. The Company’s management has determined that there is no need of allowance for bad debts as of December 31, 2006.

Advances to suppliers

The Company advances to certain vendors for the purchase of material. As of December 31, 2006, the advances to suppliers amounted to $649,394.

Inventories

Inventories are valued at the lower of cost or market value using weighted average method. Management compares the cost of inventory with the market value and an allowance is made for writing down the inventory to its market value, if lower.

Property, plant and equipment

Property, plant and equipment are recorded at cost. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant, property, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight line method over the estimated useful lives of the assets:

Estimated
Useful Life
Building and improvements	13-40 years
Machinery and equipments	5-15 years
Vehicle	12 years

Financial instruments

Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments.

The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payable, tax payable, and related party advances and borrowings.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

Impairment

The Company applies the provisions of Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS No. 144"), issued by the Financial Accounting Standards Board ("FASB"). FAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property, plant and equipment and intangible assets subject to periodic amortization, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. There was no impairment of long-lived assets for the years ended December 31, 2006 and 2005.

Revenue recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. Unearned revenue as of December 31, 2006 amounted to $2,333.

The Company's revenue consists of invoiced value of goods, net of a value-added tax (VAT). No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and sales discount is normally not granted after products are delivered.

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company uses their local currency, Renminbi (RMB), as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders' equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to $264,014 as of December 31, 2006.

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company records a valuation allowance for deferred tax assets, if any, based on its estimates of its future taxable income as well as its tax planning strategies when it is more likely than not that a portion or all of its deferred tax assets will not be realized. If the Company is able to utilize more of its deferred tax assets than the net amount previously recorded when unanticipated events occur, an adjustment to deferred tax assets would increase the Company net income when those events occur. The Company did not have any operation in the United States and therefore, had no tax liability during the year ended December 31, 2006 and 2005.

Local PRC Income Tax

The Company is governed by the Income Tax Law of the PRC concerning subsidiaries located in PRC. Under the Income Tax Laws of the PRC, Chinese enterprises are generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments. However, according to the Provisional Regulations of the People's Republic of China on Income Tax, the Company’s operating subsidiaries in China have been approved to be exempt from income tax for the years ended December 31, 2006 and 2005.

If the Company had not been exempt from paying income taxes during the years ended December 31, 2006 and 2005, income tax expense would have been approximately $517,000 and $476,000, respectively, and earnings per share would have been reduced by $0.06 and $0.04, respectively.

The Company does not have any significant deferred tax asset or liabilities in the PRC tax jurisdiction.

Segment reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS No. 131 has no effect on the Company's consolidated financial statements as the Company operates in one reportable business segment - manufacture and marketing high-precision investment casting and metal fabrication products in China.

Statement of cash flows

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent accounting pronouncements

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In March 2006 FASB issued SFAS 156 'Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3. Permits an entity to choose 'Amortization method' or Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities.

4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statement.

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

1. A brief description of the provisions of this Statement
2. The date that adoption is required
3. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FAS 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FAS 159 for their first quarter 2007 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

3.	Notes receivable

Notes receivable amounted to $155,597 as of December 31, 2006. The notes receivable are due from an unrelated party, current, unsecured, and interest free. These notes were collected by February 2007.

4.	Other receivable

Other receivable amounted to $9,068 as of December 31, 2006. Other receivable includes approximately $5,700 receivable from unrelated party and approximately $3,368 travel advances to employees. The other receivables are all from unrelated parties, due on demand, and interest free.

5.	Inventories

Inventories consisted of the followings at December 31, 2006:

2006
Supplies and raw materials	$265,292
Work in process	210,655
Finished goods	2,1177
Totals	$478,064

6.	Property, Plant and Equipment

Property, Plant and Equipment consist of the following at December 31, 2006:
2006
Building and improvements	$846,522
Vehicle	20,836
Machinery and equipments	2,563,320
Totals	3,430,678
Less: accumulated depreciation	378,071
$3,052,607

Depreciation expenses for the years ended December 31, 2006 and 2005 were $244,042, and $69,706, respectively.

7.	Intangible assets

The intangible assets comprised of following at December 31, 2006:

Land use right, net	$556,020
Permits, net	137,781

Total	$693,801

Land use right:

Per the People's Republic of China's governmental regulations, the Government owns all land. However, the government grants the user a “land use right” (the Right) to use the land. The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over a period of fifty years.

American Metal Technology (Lang Fang) Co., Ltd. acquired land use rights during the year ended 2004 for a total amount of $581,045. The land use right is for fifty years. The intangible assets consist of the followings as of December 31, 2006:

2006
Intangible assets	$581,405
Less: accumulated amortization	25,385
$556,020

Permits:
Permits amounted to $137,781 as of December 31, 2006 and are amortized over 10 years:

2006
Prepaid expenses	$163,065
Less: accumulated amortization	25,284
$137,781

Intangible assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2006 the Company expects these assets to be fully recoverable.

Total amortization expenses for the years ended December 31, 2006 and 2005 amounted to $27,711 and $20,232 respectively. Amortization expenses for next five years after December 31, 2006 are as follows:

1 year after December 31, 2006	$27,572
2 year after December 31, 2006	27,572
3 year after December 31, 2006	27,572
4 year after December 31, 2006	27,572
5 year after December 31, 2006	27,572
Total	$137,860

8.	Other payable and accrued expenses

Other payable and accrued expenses amounted to $62,980 as of December 31, 2006. Other payable and accrued expenses mainly include taxes payables $44,604 and $18,376 accrued welfare payable.

9.	Due to related parties

Due to related parties amounted to $571,405 as of December 31, 2006. Due to related parties include $570,805 due to an affiliate owned by the CEO of BJTY and AMLF and $600 due to shareholder. Due to related parties payable are due on demand, interest free, and unsecured.

10.	Statutory reserve

As stipulated by the Company Law of the People's Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i) Making up cumulative prior years' losses, if any;

ii) Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

iii) Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

iv) Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

In accordance with the Chinese Company Law, the company has allocated 10% of its net income to surplus. The amount allocated to the surplus reserve amounted to $158,826 and $146,656 in the years ended December 31, 2006 and 2005, respectively.

The Company established a reserve for the annual contribution of 5% of net income to the common welfare fund. The amount allocated to the surplus reserve amounted to $78,227 and $72,234 in the years ended December 31, 2006 and 2005, respectively.

The total statutory reserve, as of December 31, 2006, amounted to $532,560.

11.	Current vulnerability due to certain concentrations

BJTY and AMLF’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Major customers and major vendors

One major customer accounted for 78% of the net revenue for the year ended December 31, 2006. The Company had approximately $385,000 accounts receivable from the customer as of December 31, 2006. Two major customers accounted for 100% of the net revenue for the year ended December 31, 2005 with each customer individually accounting for 88% and 12%.

Two vendors provided 76% of the Company’s purchase of raw materials for the year ended December 31, 2006 with each vendor individually accounting for about 61% and 15%. The Company had $63,600 accounts payable to these vendors as of December 31, 2006. Two vendors provided 84% of the Company’s purchase of raw material for the year ended December 31, 2005 with each individually accounting for about 70% and 14%.

The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.

12.	Minority interest

The amounts of $83,177 and $5,521, as of December 31, 2006 and 2005, represent the 5% shareholder interest in BJTY.

13.	Gain on disposal of investment

On November 2005, the Company sold 5% of BJTY to an unrelated party for $240,000. Net value of the asset of BJTY sold at the time of disposal is $199,351. Gain of disposal of 5% subsidiary is $40,649. Gain on disposal of investment has been reflected as other income, in the accompanying consolidated financial statements.

14.	Subsequent event

The Company and the stockholders of the Company entered into a Stock Purchase Agreement dated as of November 6, 2006 (the "Agreement") with Murray United Development Corp., a Delaware corporation (“MUDC"), pursuant to which MUDC will acquire one hundred (100%) percent of AMTG's outstanding common stock from the AMTG Stockholders and AMTG will become a wholly-owned subsidiary of MUDC in a two step reverse takeover transaction.

The Agreement provides that in the first step of the transaction, MUDC shall acquire an equity only investment in AMTG pursuant to which, MUDC shall issue 20,000,000 shares of its common stock to AMTG (a 9.32% equity ownership interest in MUDC) in exchange for AMTG issuing 180,254 shares of its common stock to MUDC (a 1.75% equity ownership interest in AMTG)(the "Investment"). If the transaction fails to close for any reason, then the investment shall be rescinded. The investment transaction was completed in February 2007.

The Agreement provides that in the second step and upon closing the transaction, 1,213,295,563 shares will be issued to the stockholders and consultants of AMTG who would then own 85.57% of the total outstanding shares of common stock of MUDC on a fully diluted basis, and existing stockholders of MUDC will own 173,252,434 shares or 12.22% of the shares of common stock of MUDC on a fully diluted basis. The second step is conditioned upon the delivery of audited US GAAP financial statements for the past two fiscal years by the Company to MUDC.

As a result of the merger, the stockholders of AMTG will own approximately 100% of the combined entity. Accordingly, the merger will be accounted for as reverse acquisition of the public shell by AMTG and would result in a recapitalization of AMTG in a manner similar to the pooling of interest method.

(d) - Exhibits

Exhibit 3.1.a -	Certificate of Amendment to the Certificate of Incorporation dated May 2, 2007
Exhibit 3.1.b -	Certificate of Amendment to the Certificate of Incorporation dated May 22, 2007
Exhibit 16.1 -	Letter from Blanchfield, Kober & Company P.C. dated May 24, 2007.
Exhibit 99.1	Press Release dated May 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURRAY UNITED DEVELOPMENT CORP. (Registrant)

Dated: May 25, 2007	By:	/s/ Chen Gao
Chen Gao
Title: President and CEO